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FIRST AMENDMENT TO THE TRUST AGREEMENT
UNDER THE UNUM EMPLOYEES RETIREMENT SAVINGS PLAN
AND TRUST AND THE
DUNCANSON & HOLT,INC. EMPLOYEE PROFIT PARTICIPATION
AND SAVINGS PLAN

This Amendment is made this    day of   , 1996, by and
between UNUM Corporation, a corporation organized and and existing under the laws of the State of Maine
(hereinafter the
"Company"); Duncanson & Holt, Inc., a corporation organized and existing under the laws of the State of New York and a wholly-owned subsidiary of the Company
(hereinafter "Duncanson & Holt"); State Street Bank and
Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts; Kevin P. Walker of Bergen County in the State of New Jersey; Thomas
G. Brown, of Collier County in the State of Florida;
Michael Cowell, of Cumberland County in the State of
Maine; Margaret Downing, of Cumberland County in the
State of Maine; Eileen Farrar, of Cumberland County in the State of Maine; Ruth Greene, of Cumberland
County in the State of Maine; and Edward Hillman, of Westchester County in the State of New York (herein-after collectively the "Trustees").

Witnesseth:

Whereas, the parties hereto entered into a Trust
Agreement, as amended and restated effective
October 1, 1995, to amend and restate the trust provisions appearing in the UNUM Employees Retirement
Savings Plan and Trust and the Duncanson & Holt, Inc.
Employee Profit Participation and Savings Plan (the
"Plans") and the Master Trust Agreement for the Plans;
and

Whereas, Section 8.1 of said Agreement provides that the Trust Agreement may be amended from time to time by the Board of Directors of the Company; and

Whereas, the Company wishes to amend the Trust Agreement to reflect the availability of participant-directed brokerage accounts as investment vehicles under the Plans and Trust and to consolidate the provisions appearing in the Plans and Trust Agreement regarding the exercise of voting, tender or similar rights with respect to Company securities allocated to participants' accounts;

Now, Therefore, the parties hereto hereby amend the Trust Agreement in the following respects:

1. The terms used herein shall have the meanings set forth in the Trust Agreement, as amended and restated effective October 1, 1995.

2. Article I is hereby amended by adding the following new Section 1.16, and existing Sections 1.16 through 1.21 are hereby redesignated accordingly as Sections 1.17 through 1.22:

"1.16 `Participant-Directed Brokerage Account' means a brokerage account established and maintained under the Trust for the benefit of a Participant as provided in
Section 13.8 of the UNUM Plan and Section 13.5 of the
Duncanson & Holt, Inc. Plan."

3. The first clause of subsection (j) of Section 3.2 is hereby amended to read as follows:

"(j) Subject to Section 3.6 and Section 3.16, to exercise all voting rights, tender or exchange rights, any conversion privileges, subscription rights and other rights and powers available in connection with any securities or other property at any time held by the Trustee;"

4.  Section 3.6 is hereby amended to read as follows:

"3.6 Company Securities. In the event of a Tender Offer for any equity or debt securities issued by the Company ("Company Securities"), and except to the extent that ERISA shall otherwise require, unless otherwise provided in an investment manager agreement, the Trustee shall exercise no discretion to tender, sell or exchange any such securities that are allocated to a Participant's or Beneficiary's account, but instead (i) shall follow the instructions of such person as to whether Company Securities allocated to his or her account shall be tendered, sold or exchanged pursuant to the Tender Offer (and shall follow any further instructions of such person concerning any related elections to be made) or (ii) if no such instructions are received within the prescribed time period, shall not tender, sell or exchange any Company Securities allocated to his or her account.

Except to the extent that ERISA shall otherwise require, and unless otherwise provided in an investment manager agreement, with respect to any matter duly submitted for action to the holders of any class or series of Company Securities the Trustee shall exercise no voting discretion with respect to Company Securities that are allocated to a Participant's or Beneficiary's account, but instead (i) shall follow the instructions of such person as to how Company Securities allocated to his or her account shall be voted or (ii) if no such instructions are received within the prescribed time period, shall vote the Company Securities allocated to such person's account in the same proportion as it will vote Company Securities for which it has received timely instructions.

Except to the extent that ERISA shall otherwise require, and unless otherwise provided in an investment manager agreement, with respect to any other rights similar to tender or voting rights, the Trustee shall exercise no discretion with respect to Company Securities that are allocated to a Participant's or Beneficiary's account, but instead (i) shall follow the instructions of such person as to the exercise of such rights or (ii) if no such instructions are received within the prescribed time period, shall not exercise any such rights with respect to Company Securities allocated to such person's account.

The Administrator or Recordkeeper shall provide to each Participant or Beneficiary who has Company Securities allocated to his or her account:

(a) a copy of all solicitation or disclosure materials distributed generally to Company security holders (other than by publication) in connection with any Tender Offer and received by the Trustee in its capacity as such; and advise each such person in connection with the Tender
Offer, that he or she has discretion over the disposition of Company Securities allocated to his or her account and, in the absence of timely instructions from him or her concerning the disposition of such securities, the securities shall not be tendered, sold or exchanged;

(b) a copy of all solicitation or disclosure materials distributed generally to Company security holders (other than by publication) in connection with any stock matter duly submitted for action to the holders of any class or series of Company Securities and received by the Trustee in its capacity as such; and advise each such person that he or she has voting discretion on such matter with respect to Company Securities allocated to his or her account and in the absence of timely instructions from him or her concerning the voting of such securities, the securities shall be voted as to such matter in the same proportion as the Trustee will vote Company Securities for which it has received timely instructions; and

(c) all solicitation or disclosure materials distributed generally to Company security holders (other than by publication) in connection with the exercise of any rights similar to tender or voting rights and received by the Trustee in its capacity as such; and advise each such person that he or she has discretion over the exercise of such rights with respect to Company Securities allocated to his or her account and, in the absence of timely instructions from him or her concerning the exercise of such rights, such rights shall not be exercised.

The Administrator or Recordkeeper shall furnish the Trustee with the name of each affected Participant or Beneficiary and with the number of shares of Company Securities allocated to such Participant's or Beneficiary's Account as close in time as practicable to the record date fixed for the determination of shareholders entitled to tender or vote and shall provide such other information and assistance as the Trustee shall reasonably request. A Participant or Beneficiary may instruct the Recordkeeper, in accordance with the provisions of this Section 3.6, by such written, telephonic or electronic means and within such time period as may be prescribed by the Administrator or Recordkeeper (or the independent fiduciary in the case of a matter determined by the Administrator to involve the potential for undue employer influence). The Trustee shall act in accordance with appropriate instructions received from the Recordkeeper, pursuant to the provisions of this Section 3.6, by such written, telephonic or electronic means and within such time period as may be prescribed by the Trustee (or the independent fiduciary, in the case of a matter determined by the Administrator to involve the potential for undue employer influence).

With respect to any unallocated Company Securities, except to the extent ERISA shall otherwise require and unless otherwise provided in an investment manager agreement, the Trustee shall vote such Company Securities in the same proportion as Company Securities allocated to Participant's or Beneficiary's accounts for which it has received timely voting instructions and shall not tender, sell or exchange any unallocated Company Securities (or make any related elections) in the event of a Tender Offer for any Company
Securities, nor exercise other rights similar to voting or tender rights.

The Administrator shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Company Securities, and the exercise of voting, tender and similar rights with respect thereto, by Participants and Beneficiaries. The Administrator shall be responsible for ensuring that such procedures meet the requirements of ERISA Reg. Section 2550.404c-1(d)(2). In the event the Administrator determines that a particular situation involves a potential for undue employer influence upon Participants and Beneficiaries within the meaning of ERISA Reg. Section 2550.404c-1(d)(2), the Administrator shall promptly appoint an independent fiduciary to perform the role of the Administrator to carry out activities with respect to such situation. Such independent fiduciary shall not be a person affiliated with an Employer within the meaning of ERISA
Reg. Section 2550.404c-1(e)(3). Except as the Administrator shall otherwise determine, a Tender Offer shall be deemed to involve a potential for undue employer influence upon Participants or Beneficiaries.

As used in this Section, `Tender Offer' means (a) a tender offer, or a request or invitation for tenders, which is subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, or (b) an issuer tender offer which is the subject of an issuer tender offer statement pursuant to Rule 13e-4 of the United States Securities and Exchange
Commission (or any successor regulation)."

5. Article III is hereby amended by adding the following new Section 3.16 at the end thereof:

"3.16  Participant-Directed Brokerage Accounts.  A
Participant or Beneficiary shall exercise all voting, tender or exchange rights, any conversion privileges, subscription rights and any other rights and powers available in connection with any securities held in his or her Participant-Directed Brokerage Account."

IN WITNESS WHEREOF, UNUM Corporation, Duncanson & Holt,
Inc., and the Trustee have caused this Amendment to be executed as of the day and year first above written.

WITNESS:                        UNUM CORPORATION

____________________________    By:_________________________
                                   Its

                                DUNCANSON & HOLT, INC.

____________________________    By:_________________________
                                   Its

                                STATE STREET BANK AND
                                TRUST COMPANY

____________________________    By:_________________________
                                   Its Vice President,
                                   Trustee

____________________________    ____________________________
                                Kevin P. Walker, Trustee
                                under the Duncanson & Holt,
                                Inc. Employee Profit
                                Participation and Savings
                                Plan

____________________________    ____________________________
                                Thomas G. Brown, Trustee
                                under the Duncanson & Holt,
                                Inc. Employee Profit
                                Participation and Savings
                                Plan

____________________________    ____________________________
                                Michael Cowell, Trustee
                                under the UNUM Employees
                                Retirement Savings Plan
                                and Trust

____________________________    ____________________________
                                Margaret Downing, Trustee
                                under the UNUM Employees
                                Retirement Savings Plan
                                and Trust

____________________________    ____________________________
                                Eileen Farrar, Trustee
                                under the UNUM Employees
                                Retirement Savings Plan
                                and Trust

____________________________    ____________________________
                                Ruth Greene, Trustee
                                under the UNUM Employees
                                Retirement Savings Plan
                                and Trust

____________________________    ____________________________
                                Edward Hillman, Trustee
                                under the UNUM Employees
                                Retirement Savings Plan
                                and Trust